UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 Las Colinas Boulevard, Irving, Texas 75039-2298

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 26, 2020, the Board of Directors amended the by-laws of the Corporation, effective March 1, 2020, to add a new provision allowing holders of 15% or more of the Corporation’s outstanding common stock to call a special meeting of shareholders, subject to the terms and provisions contained or referenced in new Section 3(b) of Article I of the by-laws.

A copy of the Corporation’s complete by-laws, as amended, is filed as Exhibit 3(ii) to this report. The above summary is qualified by reference to the full text of the amended by-laws.

This new by-law provision is in addition to the right of holders of at least 10% of the Corporation’s outstanding common stock to call a special meeting, for good cause shown upon application to the Superior Court, under Section 14A:5-3 of the New Jersey Business Corporation Act under which the Corporation is incorporated.

Item 7.01	Regulation FD Disclosure

On February 26, 2020, the Board of Directors amended the Corporation’s Corporate Governance Guidelines (the “Guidelines”), effective March 1, 2020, to clarify and enhance the role of the Presiding Director, with the position being re-titled the Lead Director. Under the Guidelines, as amended, the Lead Director:

• Calls, chairs, and sets the agenda for executive sessions of the non-employee directors;

• Provides feedback to the Chairman;

• Chairs meetings of the Board in the absence of the Chairman and President;

• In consultation with the Chairman, reviews and approves the schedule and agenda for all Board meetings and reviews associated materials distributed to the directors;

• Advises the Chairman as to the quality, quantity, and timeliness of information flow;

• Reviews schedules of committee meetings;

• Engages with shareholders, as appropriate;

• Leads the annual performance evaluation of the Board;

• Working together with the Compensation Committee, oversees the annual evaluation of the CEO, the communication of resulting feedback to the CEO, and the review of CEO succession plans; and

• Chairs the Board Affairs Committee.

As noted above, the Lead Director will also concurrently serve as Chair of the Board Affairs Committee, the Corporation’s nominating and governance committee. Among other responsibilities, that Committee:

• Reviews the Corporate Governance Guidelines and related documents and makes recommendations to the Board with respect to those governance guidelines and procedures as it deems advisable;

• Reviews director succession planning;

• Reviews the service by directors on boards of other companies, including any request by a director to accept a seat on any additional company board;

• Considers resignations tendered by directors, such as in the event of a substantial change in the nature of the director’s employment or other significant responsibilities;

• Reviews the remuneration of non-employee directors and makes such recommendations to the Board with respect to such remuneration as it deems advisable;

• Provides comments and suggestions to the Board on Board committee structure, committee operations, committee member qualifications, and committee member appointment;

• Establishes and maintains procedures for interested parties to communicate with the non-employee directors;

• Provides oversight of the performance and effectiveness of the annual evaluation process for the Board and its committees; and

• Establishes criteria for director engagement with shareholders.

A complete copy of the Corporate Governance Guidelines, as amended, is available through the Investors page of the Corporation’s website at exxonmobil.com. Website materials are cited for convenience only and are not incorporated by reference in this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	3(ii) By-Laws, as amended effective March 1, 2020

INDEX TO EXHIBITS

Exhibit No.	Description

3(ii)	By-Laws, as amended effective March 1, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: March 3, 2020	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)